UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Sajan, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-051560	42-1881957
(Commission File Number)	(IRS Employer
Identification No.)

625 Whitetail Blvd. River Falls, Wisconsin 54022
(Address of principal executive offices) (Zip Code)

(715) 426-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on June 8, 2011. At the meeting:

1. Seven nominees were elected to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified; and

2. The selection of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee	For	Withheld	Abstained	Broker Non-Votes
Shannon Zimmerman	9,268,229	44,787	0	5,938,751
Angela Zimmerman	9,267,729	45,287	0	5,938,751
Benjamin F. Allen	9,269,815	43,201	0	5,938,751
Michael W. Rogers	9,269,815	43,201	0	5,938,751
Kris Tufto	9,269,415	43,601	0	5,938,751
Benno G. Sand	9,268,335	44,681	0	5,938,751
Richard G. Perkins	9,269,815	43,201	0	5,938,751

2. Ratification of Selection of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
15,183,587	17,169	51,011	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 2011

Sajan, Inc.

By:	/s/ Shannon Zimmerman
Shannon Zimmerman
President and Chief Executive Officer